EXHIBIT 99.1


                             PERFECT COMMERCE, INC.

                               September 10, 2002


PurchasePro.com, Inc.
7710 West Cheyenne Ave.
Las Vegas, NV  89129
Attn:  Richard L. Clemmer

         Re:      PROPOSED TRANSACTION

Gentlemen:

Perfect Commerce, Inc., a Delaware corporation ("Acquirer"), and PurchasePro.com, Inc., a Nevada corporation (the "Debtor"), are considering a proposed transaction (the "Transaction") between the companies summarized in the letter of intent attached hereto as EXHIBIT A (the "LOI"). In order to facilitate due diligence by Acquirer, the negotiation of a mutually acceptable definitive asset purchase agreement and certain related agreements for the Transaction (the "Definitive Agreements"), and the presentation and approval of the Transaction as contemplated herein, Acquirer and Debtor agree to the terms and procedures set forth in this letter. As used in this letter and the LOI, "Code" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and the related Federal Rules of Bankruptcy Procedure; any capitalized term that is not otherwise defined herein or in the LOI will have the meaning ascribed to it in the Code.

The provisions of this letter, but not those of the LOI, are intended to be binding upon execution by both parties hereto. The parties will be under no obligation to pursue or to complete the Transaction until Definitive Agreements among them are executed and the Court has approved the Transaction.

         1. PROCEDURES CONCERNING SALE. The parties contemplate that shortly after the execution of this letter of intent, the Debtor will file a voluntary petition for relief under Chapter 11 of the Code (the "petition") in the United States Bankruptcy Court for the District of Nevada (the "Court"). The Transaction will be submitted for approval of the Court pursuant to motions for sale of assets under Section 363(b) and (f) of the Code (the "Sales Motion"), and for assumption and assignment of related executory contracts under Section 365 of the Code (the "Assumption and Assignment Motion") and NOT pursuant to a Chapter 11 Plan under Section 1129(a) of the Code. The Definitive Agreements shall be finalized and executed by Acquirer and Debtor no later than five business days prior to the commencement of the hearing on the Procedures Motion (as defined below). The Sales Motion and Assumption and Assignment Motion will be filed no later than 5 days after the entry of the Sales Procedures Order. The orders entered by the Court approving the Sales Motion and the Assumption and Assignment Motion will be referred to, collectively, as the "Sales Orders".



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         As soon as practicable after filing of the petition, the Debtor will submit to the Court a motion for sales procedures (the "Procedures Motion") which will include this letter and the LOI, and request that the Court, upon expedited hearing, enter its order setting forth set sales procedures which include notice and overbid provisions including those set forth in Section 4 (the "Sales Procedures Order"). Acquirer may, in its sole discretion, discontinue pursuit of the Transaction without any obligation to the Debtor if the Court refuses to approve as binding on the Debtor the material terms of this letter (including the break-up fee) and other matters to be approved at the hearing for the Sales Procedures Order. In advance of their filing, Debtor will provide Acquirer with copies of all pleadings and other matters to be filed with or submitted to the Court in connection with the Procedures Motion, the Sales Procedure Order, the Sales Motion, the Assumption and Assignment Motion and any hearing on matters related to the Transaction and will make such reasonable changes in such pleadings and submissions as the Acquirer reasonably requests. In addition, Debtor will provide Acquirer with notice of all hearings and copies of all pleadings filed by it with the Court.

         2. DUE DILIGENCE; EMPLOYEE NEGOTIATIONS. Acquirer and its attorneys, accountants and other representatives will be given reasonable access during normal business hours and, as necessary, during evenings and weekends, to all books, records, contracts, technology, executive and other mutually agreed personnel of Debtor (including developers of the Debtor's intellectual property and products) to complete a due diligence investigation of Debtor. After filing of the request for the Procedures Motion, such access shall include access to the Debtor's personnel for the purpose of negotiating post-closing employment of those employees whom the Acquirer desires to employ contingent upon the closing of the Transaction. The access shall be provided from the date first set forth above (the "Effective Date") (except with regard to Debtor's personnel for negotiation of employment, which shall commence upon the filing of the Procedures Motion), until the first to occur of (a) the closing of the Transaction; (b) prior to execution and delivery of the Definitive Agreements, the date on which the Acquirer or the Debtor notifies the other party that it has elected to abandon the Transaction; or (c) following execution and delivery of the Definitive Agreements the date on which either party terminates the Transaction in accordance with the terms of Definitive Agreements (such earlier date referred to herein as the "Expiration Date").

         3. CONFIDENTIALITY. Each party recognizes that it will receive confidential information regarding the other party hereto during the course of the negotiations contemplated by this letter. Accordingly, Acquirer and Debtor each agrees to use its reasonable efforts to prevent the unauthorized use or disclosure of any confidential information concerning the other party that has been disclosed to it previously or is disclosed during the course of the negotiation and investigation contemplated by this letter. The obligations of this paragraph do not apply to information that (a) at the time of an alleged breach hereof is part of the public domain (other than as a result of a breach of confidentiality obligations by the party that is the recipient of the relevant confidential information), (b) has been disclosed, at the time of an alleged breach hereof, by the disclosing party to third parties without restrictions on disclosure, (c) has, at the time of an alleged breach hereof, been received by the receiving party from a third party without breach of a nondisclosure obligation of the third party; or (d) is required to be disclosed


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pursuant to court order or applicable law or in order for a party to this letter to enforce its rights under this letter, or when entered, the Sales Procedures Order or Sales Orders, or, when executed, under the Definitive Agreements, PROVIDED, HOWEVER that in connection with any disclosure in clause (d), the disclosing party will give the other party, if possible, written notice and a reasonable opportunity to request protective measures. The parties acknowledge that the terms of that certain non-disclosure agreement dated as of August 8, 2002 remain in effect.

         4. PROVISIONS FOR PREPARATIONS FOR SALE; OVERBID; NOTICES. In the Procedures Motion, the Debtor will request that the Court set a date for commencement of the hearing on the Sales Motion and Assumption and Assignment Motion ("Sales Hearing") which is no more than 60 days after the filing of the Procedures Motion and within 45 days of entry of the Sales Procedures Order. The Debtor will also request reasonable overbid procedures acceptable to the Acquirer so that the proposed Transaction is subject to an auction among Qualified Bidders (as defined below) in open Court at the Sales Hearing (the "Auction"), which procedures will include at least the following:

                  (a) the manner and form of notice to be given to the parties in interest in the case, including to any parties who claim liens in the Assets (as defined in the attached LOI), which is calculated to insure that the Assets will be transferred to the prevailing bidder at the Auction free and clear of all claims and interests, to the maximum extent permitted by law;

                  (b) to be qualified to participate in the Auction, no later than 5:00 Pacific Time on the third (3) business day (the "Bid Deadline") in advance of the Sales Hearing, each bidder shall do all of the following: (i) demonstrate to the Debtor's reasonable satisfaction its ability to perform its bid; (ii) deposit with Debtor's counsel by the Bid Deadline against any purchase price offered by such bidder an amount in immediately available funds equal to $75,000 to be credited against the purchase price in the event such entity is the prevailing bidder (the "Deposit"), PROVIDED, HOWEVER, that Acquirer shall be given credit against its Deposit obligation on a dollar-for-dollar basis for advances made to the Debtor under the DIP Loan, (iii) submit in writing a bid for the Assets and a confirmation of its agreement to assume the Assumed Contracts subject to the Assumption and Assignment Motion; for this purpose, Acquirer shall be deemed to have made its initial bid upon execution of this letter without further action on its part, in the amount of the Purchase Price (as defined in the LOI), and each other bidder, to qualify, must submit a bid which exceeds the Purchase Price by at least $75,000 plus the Break-Up Fee (as defined below) (the "Initial Overbid"). Each bid presented by a bidder other than the Acquirer that complies with the immediately preceding clauses (i) through (iii) will be called a "Competitive Bid"; and each entity which complies with the provisions of this Section 4(b) is a "Qualified Bidder". Acquirer is deemed to be a Qualified Bidder;




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                  (c) the Debtor will give the Acquirer (and any other bidders that the Court requires) written notice of each bid (including the identity of the bidder and the amount of the bid) received by or communicated to the Debtor or its counsel in advance of the Auction by an entity attempting to become a bidder therein (whether a Qualified Bidder or not) that exceeds the Purchase Price, as soon as reasonably practicable after receipt thereof and in any event before the earlier of (i) 24 hours after receipt thereof or (ii) the commencement of the Auction. Debtor will, within 24 hours after receipt thereof, provide to Acquirer notice and the terms of any offer received by the Debtor or its counsel covering the acquisition of or acquisition of control of all or any substantial portion of its assets (including any merger, business combination or other disposition of assets with this result) other than an offer presented as a bid for the Auction (whether by a Qualified Bidder or not) and give the Acquirer a reasonable opportunity to evaluate and respond to such offer;

                  (d) each bid offered at the Auction after the Initial Overbid must exceed the prior bid by at least $50,000;

                  (e) each Deposit, other than that of the prevailing bidder at a completed Sales Hearing, shall be returned to the party making the Deposit within two (2) business days after the earliest of (i) refusal by the Debtor to proceed with, or denial by the Court of, the Debtor's motion for the Sales Orders; or (ii) the entry of the Sales Orders; and

                  (f) a Break-Up Fee shall be payable to the Acquirer as described in Section 5.

         The Sale Order will be in a form and substance reasonably satisfactory to Acquirer, approve the Transaction, the Definitive Agreements and Acquirer's assumption of the Assumed Contracts (as defined in the LOI), convey the assets free and clear of liens and find the Acquirer to be a good faith purchaser.

         5. BREAK UP FEE. The parties acknowledge that Acquirer has and will continue to invest significant time and resources and incur significant out-of-pocket expenses in investigating the Debtor's assets and financial affairs, evaluating and negotiating the Transaction and the related Definitive Agreements and in presenting the Transaction to the Court for approval. If the Debtor withdraws or refuses to present the Transaction for approval of the Court after the entry of the Procedures Order, the Court approves a transaction with an entity offering a Competitive Bid, or the Acquirer terminates the Definitive Agreements due to a material breach of Debtor thereunder, then the Debtor will pay to the Acquirer its reasonable costs, including its attorneys fees, incurred in connection with the proposed Transaction (including its costs, if any, in seeking payment of the Break-Up Fee), PROVIDED, HOWEVER, that such amounts shall in no event exceed, in the aggregate, $10,000 (the "Break-Up Fee"). The Break-Up Fee will be due within 10 days of the closing of such alternative transaction or 20 days following the withdrawal or refusal described above, which ever is earlier.

         6. FEES AND EXPENSES. Except as provided in Section 5, the Sales Procedures Order and the DIP Loan Agreement contemplated in Section 8, each party will bear its respective expenses and professional fees incurred with respect to the Transaction, and Acquirer will have no liability even after the closing of the Transactions for any fees or expenses of any of Debtor's professionals, including the fees of any an investment banking firm or other financial advisor retained by the Debtor in connection with the proposed Transaction.

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         7. SOLICITATION. The Debtor agrees that from the date of the acceptance of this letter until the entry of the Procedures Order, the Debtor shall not actively solicit competing offers to that of Acquirer but shall be entitled to respond to inquiries and requests for information from prospective purchasers and shall be in a position to bring to the Court's attention at the hearing on the Procedures Motion any offer which in Debtor's opinion is simply higher or better than the pending offer of Acquirer. Upon the entry of the Procedures Order, Debtor shall be entitled to solicit higher or better offers as provided for under the Procedures Order.

         8. DIP LOAN. In the event that the Debtor reasonably determines that in order to operate the business of the Debtor as debtor-in-possession during the DIP Loan Period (as defined below) that it requires a debtor-in-possession loan pursuant to Section 364 of the Code, Acquirer agrees subject to certain conditions to lend to Debtor pursuant to Section 364(c) such sum as approved by the Bankruptcy Court on appropriate advance written notice and hearing not to exceed $750,000 (the "DIP Loan"), pursuant to a DIP Loan Agreement reasonably acceptable to Acquirer and approved by the Court. Acquirer's commitment to make the DIP Loan will be conditioned upon, among other things, Debtor entry into and the effectiveness of the Definitive Agreements, Acquirer's due diligence examination of Debtor's assets, and entry the Sale Procedures Order. In addition, Acquirer's obligation to make any DIP Loan will be subject to customary lending conditions, including, no event of default under DIP Loan, no senior or parity liens or encumbrances on Debtor's assets, and various other conditions set forth in the DIP Loan Agreement. The DIP Loan Agreement will provide, among other things, that amounts outstanding under the DIP Loan will accrue interest at the rate of 12% simple interest per annum and will be subject to a 1.5% loan fee, and that Acquirer's reasonable expenses incurred in connection with the DIP Loan (including, expenses related to Acquirer's due diligence of Debtor's assets securing the DIP Loan) will be treated as part of the DIP Loan. In addition, the DIP Loan Agreement will contain certain covenants of Debtor relating to the uses of DIP Loan proceeds and the conduct of its business during the DIP Loan Period. The DIP Loan and accrued interest, loan fees and other amounts thereunder will be fully secured by a first lien on the assets of Debtor and will not be subject to challenge, defenses, set-off or counter claims. The DIP Loan and all accrued interest, loan fees and other amounts thereunder shall be deemed an administrative expense pursuant to Section 364(c) (1) and, in addition to which, shall mature and be paid back in full on the earlier of (i) closing of the Transaction, (ii) 25 days after termination of the Transaction, or (iii) the closing of any alternative transaction (the "DIP Loan Period") and, in addition thereto, pursuant to Section 364(c)(1) of the Code a first lien upon the proceeds of the Transaction or such alternative transaction to be paid upon the closing thereof. The terms of the DIP Loan and the DIP Loan Agreement may not be amended, waived or modified without the prior written consent of Acquirer.




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         9. AUTHORITY; GOVERNING LAW; COUNTERPARTS; INTEGRATION. Each of
Acquirer and Debtor represents and acknowledges that it has the power and authority to enter into this letter. This letter will be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws. This letter may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute the same agreement. This letter and the agreements referred to herein together constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and may only be amended by the parties hereto pursuant to an instrument in writing signed on behalf of each of the parties hereto. Acquirer and Debtor knowingly, voluntarily and intentionally waive any rights either may have to a trial by jury in respect of any litigation based hereon, or arising out of or in connection with, this letter and the LOI and any other course of conduct, course of dealing, statements (whether oral or written) or actions of the Acquirer or Debtor in connection therewith. In no event shall Acquirer or Debtor be liable for consequential, special indirect or punitive damages in connection with the Transaction or with Acquirer's deliver of this letter or LOI.


         Please indicate your acceptance of the terms of this letter by signing below and returning by fax an executed copy of this letter to Acquirer.

                                              ACQUIRER

                                              Perfect Commerce, Inc.

                                              By:
                                              Name: Kevin Surace
                                              Title: Chief  Executive Officer

The foregoing letter is agreed to and accepted effective as of the date set forth below.

DEBTOR

PurchasePro.com, Inc.

By:

Name:

Title:



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                                    EXHIBIT A

                                Letter of Intent

The following Letter of Intent ("LOI") outlines the parties' current thinking for the principal terms for the proposed acquisition (the "Transaction") of certain of Debtor's assets by Acquirer. This LOI is not intended to create any rights in favor of any party, any liability on the part of any party, or any obligation (including any obligation to consummate the Transaction or to continue discussions, negotiations or pursuit of Court approval with respect to the Transaction) on the part of any party, with respect to any matter. The terms contained herein have not been agreed to by any party and are not binding on any party.

         1. PURCHASE OF ASSETS. Subject to successful completion of due diligence, Acquirer will purchase substantially all of the assets of the Debtor (collectively, the "Assets") in exchange for the Purchase Price (as defined below), free and clear of any interest in such property pursuant to Sections 363(b) and 363(f) of the Code, including without limitation: (a) Debtor's e-Source, e-Procurement, and v-Distributor products and (such software programs, collectively, the "Software Products"), all copies thereof (in source and object-code form), and all related documentation; (b) all owned intellectual property rights of Debtor (including all patent, copyright and trademark registrations and applications); (d) the Debtor's customer and prospect list and related information; (e) those of Debtor's claims and causes of action related to any item in clause (a) or (b) of this section or related to any Assumed Contract (as defined below), (f) selected equipment, machinery, furniture and fixtures of Debtor determined by Acquirer, other than such equipment as agreed by the parties which the Debtor will retain to permit the completion of its Chapter 11 case; (g) copies of all business records related to the foregoing purchased assets or the Assumed Contracts. Acquirer will not purchase Debtor's cash or cash equivalents, accounts, tax refund claims, claims or causes of action other than those described in the immediately preceding clause (e), or rights under any contracts or agreements (including the Definitive Agreements) which do not constitute Assumed Contracts.

         2. ASSUMED CONTRACTS. ACQUIRER WISHES TO MAINTAIN ALL CUSTOMER RELATIONSHIPS AND CONTRACTS AND ATTEMPT TO SATISFY ALL REASONABLE CUSTOMER REQUESTS GOING FORWARD. Subject to the Acquirer's prior approval in each case and conditioned upon the occurrence of the closing of the Transaction, Debtor will assume and assign to Acquirer (a) all contracts with its customers (the "Customers"), which Debtor and Acquirer believe includes at least 30 customers,
(b) all contracts with suppliers and vendors of Debtor which Acquirer identifies as necessary in its due diligence investigation, (c) subject to the consent, if any, of any non-debtor party required by the Code, Debtor will assume and assign any contracts with third parties which provide Debtor with rights to use the intellectual property of any third party in the operation of its business or in connection with the Debtor's Software Products (collectively, the "Assumed Contracts"). Acquirer intends to maintain all Customer relationships and perform all of the Debtors obligations under its existing Customer contracts pursuant to their terms following the closing. Debtor shall be responsible for paying any sums required pursuant to Sections 365(b) and (f) of the Code or to obtain consents required by the Code for the assumption and assignment of the Assumed


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Contracts to Acquirer. At and following the closing of the Transaction pursuant to Court approval, Acquirer shall accept such assumption and assignment and perform Debtor's obligations arising after the closing under such Assumed Contracts. Except for the liabilities under the Assumed Contracts specifically contemplated in this Section 2, Acquirer will not assume any liabilities or obligations of the Debtor of any kind.

          3. PURCHASE PRICE. Upon the closing of the Transaction, Acquirer will pay the Debtor an amount equal to $2.0 million in cash less any amounts owed to Acquirer by Debtor in connection with the DIP Loan (the "Purchase Price"), subject to the adjustments in this Section 3. It is a material term of the proposed Transaction that the Customer contracts and the related relationships with the Debtor will remain in force and be assumed and assigned to the Acquirer upon the closing of the Transaction. To the extent that any key Customer contracts identified by Acquirer in the Definitive Agreements ("Key Customer Contracts") are terminated before or otherwise not assigned to Acquirer at the closing, the Purchase Price shall be reduced by a percentage equal to (i) Debtor's revenue for the last 12 months represented by such terminated or non-assigned Key Customer Contracts, divided by (ii) Debtor's revenue for the last 12 months represented by all Key Customer Contracts.

         4.       PERSONNEL MATTERS.

                  ACQUIRER INTENDS TO OFFER FULL TIME EMPLOYMENT TO THE MAJORITY OF CURRENT EMPLOYEES. Debtor acknowledges that a fundamental aspect of the Transaction is the full time employment of certain of Debtor's key employees (or their agreement to consult with the Acquirer) on terms acceptable to the Acquirer from and after the closing of the Transaction. Acquirer contemplates making offers of employment or consultancy to substantially all of Debtor's current employees. From and after the execution of the letter to which this LOI is attached, Debtor will provide Acquirer with information it may reasonably request concerning its personnel, and will make such personnel available to Acquirer after filing of the Procedures Motion to interview and to discuss employment with Acquirer, contingent upon the closing of the Transaction. The Definitive Agreements shall waive for the Acquirer's benefit upon the closing all non-competition or similar agreements between the Debtor and any employees of the Debtor who are hired by the Acquirer.

         5.       REPRESENTATIONS.

                  The Definitive Agreements will include representations and warranties concerning matters customarily found in asset purchase agreements in the technology industry, including matters related to Debtor's title to the Assets, no breach of Customer contracts and the ownership and right to use its intellectual property. Such representations and warranties will terminate at the closing of the Transaction.

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         6.       CLOSING CONDITIONS; COVENANTS.

                  Each party's obligations under the Definitive Agreements will be subject to customary closing conditions, including the approval of the Transaction by the Board of Directors of Debtor and Acquirer, non-termination of certain Key Customer Contracts, and the approval of the Transaction by the Court and the effectiveness of the Sales Orders either through finality or through waiver of the stays under Bankrupt Rules 6004 and 6006 in the Sales Order. It will be a condition of Acquirer's obligation to enter into the Definitive Agreements and proceed with the Transaction but will not be a condition of closing that the results of Acquirer's due diligence investigation of Debtor and its assets and customers be reasonably satisfactory to Acquirer. The Definitive Agreements will also contain customary pre-closing covenants of Debtor, including using best efforts to preserve its Assets and relationships with customers and suppliers.









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